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                           TAINO-CARIB CABLE SYSTEM
                     INDEFEASIBLE RIGHT OF USER AGREEMENT
                                   BETWEEN
                                  AT&T CORP.
                                     AND
                  TRANSOCEANIC COMMUNICATIONS, INCORPORATED
                                     AND
                 CTS COMMUNICATION TELESYSTEMS INTERNATIONAL

     THIS AGREEMENT is made and entered into as of this 26th day of October, 1995, between and among AT&T Corp., a corporation organized and existing under the laws of the State of New York and having an office at 340 Mount Kemble Avenue, Morristown, New Jersey 07960 U.S.A. (hereinafter called "AT&T" which expression shall include its successors and assigns), Transoceanic Communications, Incorporated, a corporation organized and existing under the laws of the State of Delaware and having an office at 340 Mount Kemble Avenue, Morristown, New Jersey 07960 U.S.A. (hereinafter referred to as "TOCI" which expression shall include its successors and assigns) and CTS Communication Telesystems International, a corporation organized and existing under the laws of California and having an office at 4350 LaJolla Village Drive, Suite 100, San Diego, CA 92122, (hereinafter referred to as "Purchaser" which expression shall include its successors and assigns).

                                 WITNESSETH:

          WHEREAS, AT&T and TOCI (hereinafter collectively referred to as "Grantors") have entered into an agreement with other international telecommunications entities dated January 17, 1992, as amended by the First Amendment dated March 24, 1992, as

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amended by the Second Amendment dated October 13, 1992 and as amended by the
Third Amendment dated December 23, 1992 (hereinafter collectively referred to as the "TAINO-CARIB C&MA"), which provides for the construction, maintenance, and operation of a submarine cable system connecting Puerto Rico to St. Thomas in the United States Virgin Islands and to Tortola in the British Virgin Islands (hereinafter referred to as the "Cable System"); and

          WHEREAS, the Cable System consists of the following Segments and
Subsegments:

          Segment A: A cable station in Miramar, Puerto Rico.

          Segment B: A cable station in Isla Verde, Puerto Rico.

          Segment C: A cable station at Magens Bay, St. Thomas, United States Virgin Islands, consisting of the following three subsegments:

          Subsegment C1: That part of the cable station at Magens Bay associated with the optical fiber pairs in Subsegment E3 which connect to Segment A.

          Subsegment C2: That part of the cable station at Magens Bay associated with the optical fiber pairs in Subsegment E3 which connect to Segment B.

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          Subsegment C3: That part of the cable station at Magens Bay associated with the optical fiber pairs in Subsegment E4 which connect to Segment D.

          Segment D: A cable station in Chalwell, Tortola, British Virgin
Islands.

          Segment E: The whole of the submarine cable provided between and among, and including, the System Interfaces at the cable stations at Miramar, Isla Verde, Magens Bay and Chalwell, consisting of the following four subsegments:

          Subsegment E1: That part of Segment E between the System Interface at Segment A and the Branching Unit, including a one-third portion of the Branching Unit, and containing six (6) optical fiber pairs, three (3) of which are connected at the Branching Unit to three (3) optical fiber pairs in Subsegment E2 and the remaining three (3) of which are connected at the Branching Unit to three (3) optical fiber pairs in Subsegment E3.

          Subsegment E2: That part of Segment E between the System Interface at Segment B and the Branching Unit, including a one-third portion of the Branching Unit, and containing six (6) optical fiber pairs, three (3)

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          of which are connected at the Branching Unit to three (3) optical fiber pairs in Subsegment E1 and the remaining three (3) of which are connected at the Branching Unit to three (3) optical fiber pairs in Subsegment E3.

          Subsegment E3: That part of Segment E between the System Interfaces at Subsegments C1 and C2 and the Branching Unit, including a one-third portion of the Branching Unit, and containing six (6) optical fiber pairs.

          Subsegment E4: That part of Segment E between the System Interfaces at Subsegment C3 and Segment D, and containing six (6) optical fiber pairs.

          Segments A, B, C, and D shall also include:

               (i) an appropriate share of land and buildings at the specified locations for the cable landing and for the cable route between a cable station and its associated Cable Landing Point, and an appropriate share of common services and equipment (other than multiplex equipment described in (ii) below) solely associated with the Taino-Carib System, but not as part of Segment E; and

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               (ii) multiplex equipment in each cable station required to operate and interface between the 140 Mbps Digital Input/Output Ports on the digital distribution frame (excluding the digital distribution frame itself) and the multiplex equipment's nominal
               2.048 Mbps operating point, associated solely and directly with assigned capacity in the Taino-Carib Cable System.

          Segment E shall also include:

               (a) all transmission and special test equipment, in each cable station, directly associated with the Taino-Carib Cable System submersible plant;

               (b) the power equipment provided wholly for use with the equipment referenced in (i) above;

               (c) the sea cable and electrode system and/or the land earth system, if any, or an appropriate share thereof.

          WHEREAS, the Design Capacity of Subsegments E1, E2, E3, and E4 of the Taino-Carib Cable System shall consist of twenty-four (24) Basic System Modules. Each Basic System Module shall provide sixty-three (63) MIUs or any increase or decrease pursuant to the TAINO-CARIB C&MA.

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          WHEREAS, a MIU is designated as the Minimum Investment Unit in the
Cable System allowing the effective use of 2.048 Mbit/s (30 channels) and the additional 162,539.68 bps required for multiplexing in each direction; and

          WHEREAS, Grantors have been assigned the whole interest in certain MIUs in the Cable System; and

          WHEREAS, Purchaser desires to acquire from Grantors and Grantors are willing to grant to Purchaser, on an indefeasible right of user ("IRU") basis, a whole-interest in certain MIUs in the Cable System; and

          WHEREAS, the parties desire to define the terms and conditions under which said IRU interests in the Cable System will be granted to Purchaser;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

          1. Effective as of November 1, 1995, Grantors grant to Purchaser for the term of this Agreement the following:

               (a) whole-interests, on an IRU basis, in (i) 1 MIU in the Puerto Rico - Branching Unit optical fiber path of
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Subsegment E1; and (ii) 1 MIU in the Branching Unit - St. Thomas optical fiber path of Subsegment E3; and

               (b) an interest, on an IRU basis, in Segment A and Subsegments C1 to the extent required by Purchaser to use its IRU interests in MIUs in the Cable System, as acquired in subparagraph 1(a) directly above.

          2. For the IRU interest granted pursuant to this Agreement, Purchaser shall pay Grantors the following:

               (a) a lump sum amount equal to US$18,978 allocable to the whole-interests in MIUs granted to Purchaser hereunder. Purchaser shall pay such lump sum amount to Grantors within one (1) calendar month after the end of the month in which the bills are rendered.

               (b) an amount equal to the cost of operating and maintaining Segment A and Subsegments C1, E1 and E3 (as those costs are defined in the TAINO-CARIB C&MA), associated with the Segment and/or Subsegments in which IRU is granted hereunder, including additions thereto, multiplied by the number of MIUs in which IRU is granted and divided by the applicable design capacity expressed in MIUs. As AT&T and TOCI incur costs and receive bills for the maintenance and operation of the Cable System, Grantors will render bills monthly to Purchaser for its proportionate share of such costs. Purchaser shall pay such

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bills to Grantors within one (1) calendar month after the end of the month in which the bills are rendered.

               (c) amounts equal to the portion of the costs incurred for repairing the Cable System, allocable to the IRU interests in MIUs granted to Purchaser hereunder on a pro rata basis. Bills for such amounts shall be rendered by Grantors to Purchaser as soon as practicable after such costs are charged to the accounts of Grantors. Such bills shall be payable by Purchaser within one (1) calendar month after the end of the month in which the bills are rendered.

          3. Grantors shall bill Purchaser for the costs specified in subparagraphs 2(b) and (c) as those costs are incurred, commencing on the effective date of this Agreement.

          4. (a) Bills not paid when due shall accrue extended payment charges from the day following the day on which payment was due until paid. For purposes of this Agreement, extended payment charges shall be equal to one-hundred twenty-five percent (125%) of the lowest publicly announced prime rate or minimum commercial lending rate of Citibank, N.A., New York City or Chase Manhattan Bank N.A., New York City, on the day following the date payment of the bill was due. In the event that applicable law does not allow the imposition of extended payment charges at the rate established in accordance with this Paragraph, extended payment charges shall be at the highest rate permitted by

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applicable law. For purposes of this Agreement, "paid" shall mean that the funds are available for immediate use by Grantors.

               (b) A bill shall be deemed to have been accepted by Purchaser if Purchaser does not present a written objection before the date when payment is due. If an objection is presented, the parties shall make every reasonable effort to settle promptly the dispute concerning the bill in question. If the objection is sustained and Purchaser has paid the disputed bill, the amount of overpayment shall be refunded to Purchaser promptly, with interest at a rate determined in the manner described in subparagraph 4(a), from the date payment of the disputed amount was received until the refund is transmitted to Purchaser. If the objection is not sustained and Purchaser has not paid the disputed amount, Purchaser shall pay such amount promptly with interest at a rate determined in the manner described in subparagraph 4(a), from the date on which payment of the bill was due until paid. Nothing in this subparagraph shall relieve Purchaser from paying those portions of a bill that are not in dispute.

          5. If Purchaser fails to make any payment required by this Agreement on the day it is due, or otherwise is in breach of this Agreement, and such default continues for a period of at least two (2) months, Grantors may notify Purchaser in writing of their intent to reclaim the interest in the MIUs assigned hereunder if full payment is not received or such breach is not
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remedied within thirty (30) calendar days of such notification. If at the end of the 30-day period, Purchaser has not paid in full the amounts due hereunder or remedied such breach, Grantors may terminate this Agreement by giving Purchaser written notice thereof and reclaim the IRU interests in the MIUs assigned to Purchaser pursuant to this Agreement, and Grantors shall be relieved of any liability to Purchaser arising out of such reclamation and termination. The rights and obligations of Purchaser under this Agreement shall terminate as of the date of reclamation, except the reclamation shall not relieve Purchaser of its obligation to make full payment of all amounts incurred under this Agreement up to and including the day of termination.

          6. During the duration of this Agreement, Purchaser shall bear the portion of the operating, maintenance and repair costs of the Cable System allocable to the capacity granted under this Agreement.

          7. (a) In the event that the total number of MIUs which each Segment or Subsegment of the Cable System is capable of providing is reduced as a result of physical deterioration, or for other reasons beyond the control of the parties to the TAINO-CARIB C&MA during the term of this Agreement, the number of whole-interests in MIUs in which IRU is granted hereunder shall be reduced in the same proportion as the total number of MIUs in the given Segment or Subsegment is reduced, except that such reduction shall not create fractions of whole-interests in MIUs.

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               (b)  During the term of this Agreement, if the design capacity in a given Segment or Subsegment specified in this Agreement is increased, Purchaser shall have the option, on payment of an agreed amount, to have the number of whole-interests in MIUs granted hereunder increased in the same proportion as the total number of interests in MIUs in the given Segment or Subsegment is increased, except that such increase shall not create fractions of whole-interests in MIUs. Such option shall be exercised in writing within three (3) months after receipt by Purchaser of written notice from Grantors of a proposed increase in the MIU capacity.

               (c) If the above exceptions with respect to fractions of whole-interests in MIUs should become applicable, an appropriate adjustment will be made in Purchaser's payments with respect to the maintenance, operating, and repair costs of the given Segment or Subsegment of the Cable System. In any event, whether or not the exception set forth above with respect to fractions of whole-interests in MIUs should become applicable, all costs incurred in connection with maintaining, operating and repairing the Cable System payable by Purchaser, from and after the date when the total number of MIUs in the given Segment or Subsegment of the Cable System shall have been changed, shall be adjusted so that Purchaser shall bear its appropriate proportionate share of such costs.

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          8.   Grantors shall render bills under this Agreement in U.S.
dollars, and such amounts shall be payable in U.S. dollars to the designated office of Grantors.

          9. Grantors shall keep and maintain for a period of not less than two (2) years such books, records, vouchers, and accounts, as may be appropriate to support their billings under this Agreement, and they shall at all reasonable times make them available for the inspection of Purchaser at Purchaser's sole costs.

          10. The Cable System shall be maintained in accordance with the TAINO-CARIB C&MA; provided, however, that no party to the TAINO-CARIB C&MA shall be liable to Purchaser for any loss or damage sustained by reason of any failure in or breakdown of the Cable System or of the facilities associated with the Cable System or for any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption, and however long it shall last.

          11. (a) The operation by Purchaser of the interests in MIUs granted to it hereunder and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the Cable System, any MIUs or other capacity of Grantors or any MIUs or other capacity of Grantors' associated, affiliated or connecting companies or of any Cable System owner or IRU purchaser; impair

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privacy of any communications over such facilities, cause damage to plant, or create hazards to the employees of any of the aforementioned companies or of any owner of the aforementioned facilities or to the public. Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by Purchaser, any lessee of Purchaser, or any customer or customers of Purchaser or of any such lessee.

               (b) Grantors will use their best efforts to cause all other purchasers of capacity in the Cable System to undertake obligations comparable to those of Purchaser set forth in the foregoing subparagraph 11(a), and Purchaser shall cause all permitted purchasers of the IRU interest granted hereunder to undertake comparable obligations.

          12. The interest in MIUs granted to Purchaser hereunder shall be made available to AT&T, at such times agreeable to AT&T and Purchaser, to permit AT&T or the parties to the TAINO-CARIB C&MA to make such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.

          13. At the request of Purchaser, TOCI and AT&T of Puerto Rico, Inc. ("AT&T-PRII) will provide and maintain multiplexing equipment at the Miramar and/or St. Thomas Cable Station, respectively, required for use of the capacity granted

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to Purchaser by this Agreement. Said equipment shall be provided on a lease or IRU basis, at the option of Purchaser. If leased, the equipment will be provided at reasonable and nondiscriminatory charges. If on an IRU basis, Purchaser will pay all of the operating and maintenance costs of the equipment. Additionally, at the request of Purchaser, TOCI and AT&T-PR shall each respectively afford Purchaser suitable connection with Segment B and/or Subsegments C1 and C3, as applicable in respect of the IRU interests granted hereunder, and provide an arrangement to suitably extend the capacity granted herein from Subsegments C1 and C3, in the case of TOCI and/or Segment B, in the case of AT&T-PR, to a point of interconnection in an efficient and economical manner. The provision and maintenance of such multiplex equipment, the connection and extension arrangement shall be the subject of separate agreements acceptable to Purchaser and TOCI and/or AT&T-PR.

          14. The performance of this Agreement by the parties is contingent upon the continued operation of the Cable System, and upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or deemed necessary by the parties and as may be satisfactory to them. The parties shall use all reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits.

          15.  No license under patents is granted by Grantors or

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                                      - 15 -

shall be implied or arise by estoppel in Purchaser's favor with respect to any apparatus, system or method used by Purchaser in connection with the use of the interests in MIUs granted to it hereunder.

          16. No assignment of this Agreement, or of any rights thereunder, by Purchaser, or any subsequent permitted assignee, shall be valid without the written consent of Grantors. Such consent shall not be unreasonably withheld but shall not be granted unless the assignee agrees to undertake obligations comparable to those set forth in subparagraph 11(a) herein and in this Paragraph 16. Nothing in this Paragraph 16, however, shall restrict the right of any party to sell, assign, transfer or dispose of its rights or obligations under this Agreement to a legal successor or a subsidiary of, or a corporation or entity controlling or under the same control as such party, in which case due written notice shall be given in a timely manner.

          17. The relationship between and among the parties hereto shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between or among them. The common enterprise between and among the parties hereto shall be limited to the express provisions of this Agreement.

          18. This Agreement and any of the provisions hereof may be altered or added to only by an agreement in writing signed by a duly authorized person on behalf of each party.

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                                         - 16 -


          19. This Agreement shall be construed in accordance with and be subject to the TAINO-CARIB C&MA.

          20. (a) This Agreement shall become effective on the date set forth above and shall continue in effect for the duration of the TAINO-CARIB C&MA. Grantors shall give Purchaser prompt notice in writing of termination of the TAINO-CARIB C&MA. Termination of the TAINO-CARIB C&MA in accordance with its provisions shall not terminate subparagraph 21(a) or 21(b) of this Agreement or prejudice the operation or effect thereof.

               (b) Any notice of termination pursuant to subparagraph (a) of this Paragraph 20 shall be signed by a duly authorized representative of AT&T or TOCI and shall be deemed to have been served at the expiration of thirty (30) days from the date of dispatch of a certified or registered letter containing such notice addressed to Purchaser in accordance with subparagraph 23(a) of this Agreement.

          21. (a) In the event of the liquidation of the Cable System, or any part thereof, by sale or other disposition, or termination of the TAINO-CARIB C&MA, as provided in the TAINO-CARIB C&MA, Purchaser will share in any net proceeds or costs of such sale or disposition in the same proportion in which Purchaser operates capacity in the affected part of the Cable System. The proportion in which Purchaser operates in the

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                                         - 17 -

affected part of the Cable System shall be determined by treating the IRU interests granted hereunder as ownership interests.

               (b) Liquidation of the Cable System or termination of the TAINO-CARIB C&MA shall not relieve Purchaser from any liability arising on account of claims made by third parties in respect of the Cable System or any part thereof and damages or compensation payable on account of such claims, or obligations which may arise in relation to the Cable System due to any law, order or regulation made by any government or supranational legal authority pursuant to any international convention, treaty or agreement. Any such liabilities or costs incurred or benefits accruing in satisfying such claims or obligations shall be divided among the Grantors and Purchaser in the same proportions in which the Grantors and Purchaser operate capacity in the Cable System. The percentage of such claims or obligations to be borne by Purchaser shall be the same percentage figure as that resulting from treating the IRU interests granted hereunder as ownership interests.

          22. If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

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          23.  (a)  For purposes of notices hereunder, the addresses of the parties shall be as follows, unless otherwise designated in writing by the respective parties:

AT&T Corp.                                   Transoceanic Communications,
340 Mount Kemble Avenue                         Incorporated
Room S240                                    340 Mount Kemble Avenue
Morristown, New Jersey 07960                 Room 240
U.S.A.                                       Morristown, New Jersey 07960
                                             U.S.A.

Attention:  IRU & Transit
            Manager                          Attention:  IRU & Transit
                                                         Manager


CTS Communication Telesystems
  International
4350 LaJolla Village Drive,
Suite 100
San Diego, CA 92122

Attention: ____________________


Any notice under this Agreement, including notice of termination pursuant to Paragraph 20 hereof, shall be delivered by hand, first class mail with postage prepaid, telex or facsimile and shall be deemed to have been given:
(i) when delivered if delivered by hand, telex (with answer back received) or facsimile (with receipt acknowledged) or (ii) at the expiration of ten (10) days (or thirty (30) days, if a notice of termination of the TAINO-CARIB C&MA) from the date of dispatch if delivered by mail.

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                                         - 19 -

               (b) For purposes of billing and making payments hereunder, the addresses of the parties shall be as follows, unless otherwise designated in writing by the respective parties:


AT&T Corp.                                   Transoceanic Communications,
340 Mount Kemble Avenue                        Incorporated
Room N125                                    340 Mount Kemble Avenue
Morristown, New Jersey 07960                 Room N125
U.S.A.                                       Morristown, New Jersey 07960
                                             U.S.A.

Attention:  Manager -                        Attention:   Manager -
   Accounting Operations                       Accounting Operations


CTS Communications Telesystems
   International
4350 LaJolla Village Drive,
Suite 100
San Diego, CA 92122

Attention:   Chief Financial
             Officer


          24. The provisions of this Agreement shall be binding upon the parties and their successors and permitted assigns.

          25. This Agreement shall be executed in three (3) counterparts in the English language. Each such counterpart when so executed and delivered shall be an original, and such counterparts shall together (as well as separately) constitute one and the same instrument. This Agreement shall be construed in accordance with the laws of the State of New York and the United States of America.

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                                         - 20 -

          IN WITNESS WHEREOF, the parties hereto have severally subscribed these presents or caused them to be subscribed in their name and behalf by their respective officers thereunto duly authorized.


                                   AT&T CORP.


                                   By:  /s/ Charles W. Bruton
                                       -----------------------------------
                                        Charles W. Bruton
                                        Deputy Director


                                   TRANSOCEANIC COMMUNICATIONS, INCORPORATED

                                   By:  /s/ Charles W. Bruton
                                       --------------------------------------
                                        Charles W. Bruton
                                        Deputy Director

                                   CTS COMMUNICATION TELESYSTEMS INTERNATIONAL

                                   By: /s/ Edward S. Soren
                                       --------------------------------------
                                       --------------------------------------

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                                        - 21 -

     AT&T of Puerto Rico, Inc. hereby concurs in the commitments contained in Paragraph 13 of the attached Taino-Carib Cable System Indefeasible Right of User Agreement with respect to the provision and maintenance of multiplex equipment and the connection and extension arrangement at the Miramar Cable Station.


Dated:  10/26/95                       AT&T OF PUERTO RICO, INC.
      ----------------------

                                       By: /s/  Charles W. Bruton
                                           --------------------------